"EXHIBIT 3"

To the Board of Directors
Pioneer Railcorp
Peoria, Illinois

We hereby consent to the use in this Registration Statement of our report, dated February 22, 1995, except for Note 12 as to which the date is September 18, 1995, relating to the consolidated financial statements of Pioneer Railcorp and subsidiaries as of and for the year ended December 31, 1994, and to the reference of our Firm under the caption "Experts" in the Prospectus.

                              /s/ McGladrey & Pullen, LLP

Peoria, Illinois
December 4, 1995